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                                  Exhibit 8

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
5400 Renaissance Tower                WINSTEAD            (214) 745-5400
1201 Elm Street                       SECHREST            Telecopier (214) 745-5390
Dallas, Texas 75270-2199              & MINICK
                             A Professional Corporation
DALLAS HOUSTON AUSTIN          Attorneys & Counselors     Direct Dial:
MEXICO CITY                                               214/745-5274
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                                June 7, 1996




PMC Commercial Trust
17290 Preston Road
Dallas, Texas  75252

Ladies and Gentlemen:

         We have acted as counsel to PMC Commercial Trust (the "Company") in connection with the Registration Statement on Form S-11 (No. 333-2757), initially filed with the Securities and Exchange Commission on April 23, 1996, as amended (the "Registration Statement"). This opinion relates (i) to the Company's qualification for federal income tax purposes as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for taxable years beginning with the taxable year ending December 31, 1996 and (ii) to the accuracy of the information contained in the "FEDERAL INCOME TAX CONSIDERATIONS" section of the Registration Statement to the extent it constitutes matters of law or legal conclusions.

         For the purpose of rendering our opinion, we have examined and are relying upon the truth, accuracy and completeness, at all relevant times, of the statements and representations contained in the following documents:

         Item 1. The Declaration of Trust and the Bylaws of the Company;

         Item 2. The Registration Statement;

         Item 3. Representations made to us by the Company through Messrs. Jan
F. Salit, Executive Vice President and Chief Investment Officer, and Barry N. Berlin, Chief Financial Officer, in that certain Certificate to Counsel Regarding Certain Real Estate Investment Trust Qualification Requirements (the "Certificate") dated of even date herewith and delivered to us in connection with the Registration Statement and this letter.

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PMC Commercial Trust
June 7, 1996
Page 2


         In connection with rendering this opinion, we have assumed to be true and are relying upon, without any independent investigation or review thereof, the following:

         1. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents.

         2. The genuineness of all signatures, the due authorization, execution and delivery of all documents by all parties thereto and the due authority of all persons executing such documents.

         3. The Company filed a proper election to be taxed as a REIT with its timely filed federal income tax return for the taxable year ending December 31, 1993, and that the Company has not caused such election to be terminated or revoked.

         Based on our examination of the foregoing items and our review of such other documents and information pertaining to the Company as we have deemed appropriate, subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (i) if the Company is operated as described in the Registration Statement and in the Certificates, the Company will be able to qualify as a REIT under the Code for its taxable year ending December 31, 1996 and for subsequent taxable years, provided that after the date hereof, the Company continues to be organized and operated as described in its Registration Statement and in the Certificates, and therefore continues to satisfy the income tests, asset tests, and distribution, shareholder, record keeping and other applicable REIT requirements under the Code as summarized in the Registration Statement, and (ii) the information in the prospectus included in the Registration Statement under the caption "FEDERAL INCOME TAX CONSIDERATIONS," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects.

         In addition to the matters set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

         1. Our opinion expressed herein is based upon our interpretation of the existing provisions of the Code and existing judicial decisions, administrative regulations, published revenue rulings and revenue procedures. Our opinion is not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not challenge the conclusions set forth herein. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

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PMC Commercial Trust
June 7, 1996
Page 3


         2. Our opinion is limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

         In the event any one of the statements, representations, or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinion might be adversely affected and may not be relied upon.

         We hereby consent to the reference to us under the caption "FEDERAL INCOME TAX CONSIDERATIONS" in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement.


                                        Very truly yours,

                                        WINSTEAD SECHREST & MINICK P.C.


                                        By: /s/ Thomas R. Helfand
                                           -----------------------------------
                                                Thomas R. Helfand